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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

      Name             State of Incorporation              Percentage Owned
----------------       ----------------------              ----------------

Kolar, Inc.                  Delaware                            100%